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                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]

                                November 17, 1999

Triarc Consumer Products Group, LLC
Triarc Beverage Holdings Corp.
Pacific Snapple Distributors, Inc.
c/o Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017

                  Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as special counsel in the State of California to Pacific Snapple Distributors, Inc., a California corporation (the "Guarantor") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Triarc Consumer Products Group, LLC, a Delaware limited liability company ("TCPG"), Triarc Beverage Holdings Corp., a Delaware corporation (together with TCPG, the "Issuers"), the Guarantor and certain other subsidiaries of the Issuers (the "Guarantor Subsidiaries") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act. We have been informed by Paul, Weiss, Rifkind, Wharton & Garrison that (a) the Registration Statement relates to the Subordinated Notes due 2009 (the "Exchange Notes") and the guaranties of the Exchange Notes by the Guarantor Subsidiaries, including the guaranty by the Guarantor (the "Guarantee"), (b) the Exchange Notes are to be offered in exchange for the Issuers' outstanding 10 1/4% Senior Subordinated Notes due 2009 issued and sold by the Issuers on February 25, 1999 in an offering exempt from registration under the Act, and (c) the Exchange Notes will be issued by the Issuers in accordance with the terms of the Indenture, dated as of February 25, 1999 (as amended, the "Indenture"), among the Issuers, the Guarantor Subsidiaries party to it and The Bank of New York, as trustee. In connection with the foregoing, we have been requested to render our opinion as to certain legal matters relating to the Guarantor.

      In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):





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                          SONNENSCHEIN NATH & ROSENTHAL

Triarc Consumer Products Group, LLC
Triarc Beverage Holdings Corp.
Pacific Snapple Distributors, Inc.
November 17, 1999
Page 2

      (i) the Indenture;

      (ii) the Unanimous Written Consent in Lieu of Meeting of the Board of Directors of the Guarantor dated as of February 18, 1999, which, among other things, pertains to the authorization and execution by the Guarantor of the Indenture, including the Guarantee;

      (iii) the Articles of Incorporation, as amended, and by-laws, as amended, of the Guarantor (collectively, the "Organizational Documents"), as certified by the Secretary of the Guarantor as being in effect as of November 16, 1999.

      In our examination of the Documents and in rendering our opinions, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (iv) the authenticity of all the latter documents, (v) the legal capacity of all natural persons executing the Documents, and (vi) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete.

      Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

      1. The Indenture, including the Guarantee, has been duly authorized, executed and delivered by the Guarantor.

      2. The due authorization, execution and delivery by the Guarantor of the Indenture, including the Guarantee, and the consummation by the Guarantor of the transactions contemplated thereby do not violate or result in a breach of or default under the Organizational Documents or the laws of the State of California.

      Our opinions expressed above are limited to the laws of the State of California (excluding local laws), and the judicial decisions interpreting the same. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.





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                          SONNENSCHEIN NATH & ROSENTHAL

Triarc Consumer Products Group, LLC
Triarc Beverage Holdings Corp.
Pacific Snapple Distributors, Inc.
November 17, 1999
Page 3

      This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned, except that this opinion may be relied upon by Paul, Weiss, Rifkind, Wharton & Garrison in connection with the delivery of its legal opinion concerning the validity of the Exchange Notes and the Subsidiary Guaranties. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                        Very truly yours,

                                        /s/ SONNENSCHEIN NATH & ROSENTHAL

                                        SONNENSCHEIN NATH & ROSENTHAL